Exhibit 99.1

Accelrys, Inc. Names Max Carnecchia To Serve As Chief Executive Officer And President

San Diego, Calif. June 15, 2009 – Accelrys, Inc. (NASDAQ: ACCL) a leading global provider of scientific business intelligence software and services, announced that its Board of Directors has named Scipio “Max” Carnecchia to serve as the Company’s Chief Executive Officer and President, effective today. Mr. Carnecchia has also been appointed to the Company’s Board of Directors.

Mr. Carnecchia comes to Accelrys with more than two decades of high technology experience. Most recently he served as President of Interwoven, a global leader in content management solutions. At Interwoven, he ran the day to day operations of the business and led the company through 21 consecutive quarters of year over year revenue growth and operating margin expansion. Interwoven was acquired by Autonomy Corporation plc earlier this year in a transaction valued at approximately $800 million.

Todd Johnson, who has served as Accelrys’ interim President and Chief Executive Officer, is resigning his position effective June 15, 2009. He will serve as an advisor to Mr. Carnecchia for a period of time to assist with the transition. Mr. Johnson was named interim President and CEO in January 2009.

Ken Coleman, Chairman of Accelrys’ Board of Directors commented: “Max brings to Accelrys strong execution skills, a proven ability to develop performing teams and a solid track record of driving shareholder value.”

In commenting on his appointment, Mr. Carnecchia stated: “Accelrys is a solid company with a great collection of assets, strong technology and a talented team. I look forward to working with the team to take the company to its full potential.”

Prior to Interwoven, Carnecchia served as Vice President of Global Sales of Xoriant Corporation, Vice President of Sales and Services of SmartDB Corporation, and as Vice President of Sales for Group 1 Software. He received a Bachelor of Engineering in Electrical Engineering and Computer Science from The Stevens Institute of Technology.

About Accelrys:

Headquartered in San Diego, California, Accelrys develops scientific business intelligence software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Our customers include many Fortune 500 companies and other commercial entities, as well as academic and government entities. We have a vast portfolio of computer-aided design modeling and simulation offerings which assist our customers in conducting scientific experiments ‘in silico’ in order to reduce the duration and cost of discovering and developing new drugs and materials. Our scientific business intelligence platform underlies most of our computer-aided design modeling and simulation offerings. Our platform can be used with our products, our competitors’ products and our customers’ proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text and image analysis and reporting capabilities enable our customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific data within their organizations. For more information about Accelrys, visit its website at http://accelrys.com/.

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Such forward-looking statements including, but not limited to, statements relating to the Company’s potential are subject to a number of risks and uncertainties. These include risks that the Company will not achieve its anticipated potential, results or growth plans, due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company’s products, as well as the risks and uncertainties that are contained from time to time in the Company’s SEC filings, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company’s actual results could differ materially from those projected in such forward-looking statements due to these risks and uncertainties, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.